Exhibit 10(iii)A(49)

AMENDMENT

TO

SEVERANCE PROTECTION AGREEMENT

THIS AMENDMENT made and entered into as of the 1st day of August, 2005, by and between Acuity Brands, Inc. (the “Company”) and John K. Morgan (“Executive”);

W I T N E S S E T H:

WHEREAS, the Company and Executive entered into a Severance Protection Agreement dated as of November 30, 2001 (the “Agreement”), providing for the payment of certain compensation and benefits to Executive in the event Executive’s employment is terminated under certain circumstances in connection with a Change in Control of the Company; and

WHEREAS, the parties now desire to amend the Agreement as hereinafter provided;

NOW, THEREFORE, in consideration of the respective agreements of the parties contained herein, the Agreement is hereby amended as follows:

1.

Section 3.1 is hereby amended by deleting the lead-in paragraph to such section and substituting the following in lieu thereof.

“3.1 If, during the term of this Agreement, the Executive’s employment with the Company shall be terminated within 24 months following a Change in Control or the circumstances in subsection (d) occur, the Executive shall be entitled to the following compensation and benefits depending upon the circumstances of such termination or occurrence (in addition to any compensation and benefits provided for under any of the Company’s employee benefit plans, policies and practices):”

2.

Section 3.1 is hereby amended by adding a new subsection (d) as provided below and designating the current subsection “(d)” as subsection “(e)”:

“(d)(i) If, during the 12-month period following a Change in Control, there is a change in the status, title, position or responsibilities of the Chief Executive Officer of the Company (“CEO”) or other officer to whom Executive reported immediately prior to the Change in Control which, in the Executive’s reasonable judgment, represents an adverse change from the CEO’S or such other officer’s status, title, position or responsibilities immediately prior to the Change in Control, the Executive shall be entitled to receive the compensation and benefits provided in Sections 3.1(b)(ii), (iv) and (v) above on the date one year from the date of the Change in Control, provided that the Executive must remain employed by the Company until the date one year after the Change in Control to be eligible to receive the compensation and benefits provided pursuant to this subsection (d)(i). The amounts provided for in this subsection (d)(i) shall be paid on the date one year from the date of the Change in Control.

(ii) If the Executive is eligible for the compensation and benefits provided under subsection (d)(i) above, but his employment is terminated under circumstances that entitle him to compensation and benefits under Section 3.1(b) above, (A) less than one year after the Change in Control, the Executive shall be entitled to receive the compensation and benefits provided pursuant to Section 3.1(b) and not the compensation and benefits under subsection (d)(i), or (B) more than one year but less than 24 months after the Change in Control, the Executive shall be entitled to receive the compensation and benefits provided pursuant to Section 3.1(b), reduced by any compensation and benefits he has already received pursuant to subsection (d)(i). The adjustments under this subsection (d)(ii)(B) shall be made in an equitable manner such that the

Executive receives the full amount of compensation and benefits to which he is entitled pursuant to Section 3.1(b), provided that there shall be no duplication of benefits. If the Executive is eligible for compensation and benefits under subsection (d)(i), but his employment is terminated less than one year after a Change in Control under circumstances that do not entitle him to benefits under Section 3.1(b), the Executive shall not be entitled to any compensation or benefits under Section 3.1, except as specifically provided in Section 3.1(a).”

3.

Section 3.2 is hereby amended by deleting the present section in its entirety and substituting the following in lieu thereof:

“3.2 The severance pay and benefits provided for in Section 3.1 shall be in lieu of any other severance pay to which the Executive may be entitled under any Company severance plan, program or arrangement for a termination of employment covered by such circumstances.”

4.

This Amendment shall be effective as of August 1, 2005. Except as hereby modified, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer and the Executive has executed this Amendment as of the day and year first above written.

ACUITY BRANDS, INC.

By:	/s/ VERNON J. NAGEL
VERNON J. NAGEL, Chairman, President and Chief Executive Officer

EXECUTIVE:

/s/ JOHN K. MORGAN
John K. Morgan